Exhibit 10.2

AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is dated as of May  16, 2008, and amends that Seventh Amended and Restated Credit Agreement, dated as of March 7, 2008 (as described herein the “Credit Agreement”), by and among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Borrower”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (“Hovnanian” and a “Guarantor”), the LENDERS (as defined therein), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the “Agent”).

BACKGROUND

The parties hereto desire to amend the Credit Agreement to (i) reduce the principal amount of the Revolving Credit Commitments, (ii) provide for additional real and personal property collateral security, (iii) permit additional indebtedness and subordinate liens, (iv) change the Applicable Margin, and (iv) make other amendments which are set forth below.

Subject to the terms and conditions set forth below, the parties hereto desire to amend the Credit Agreement as set forth herein.

OPERATIVE PROVISIONS

NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and incorporating herein the definitions above, hereby agree as follows:

1.              DEFINITIONS.

(a)          Capitalized Terms, References.  Capitalized terms not otherwise defined herein (including in the foregoing Background and preamble set forth above) shall have the respective meanings ascribed to them in the Credit Agreement.  As used in this Amendment, “including” is not a term of limitation and means “including without limitation.”  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and similar references contained in the Credit Agreement and each reference to “this Agreement” and similar references contained in the Credit Agreement shall, on and after the Effective Date (defined below), refer to the Credit Agreement as amended hereby.  References herein to section or subsection numbers are references to Sections or Subsections of the Credit Agreement unless otherwise stated.

(b)         Deleted Definitions.  The definitions of the following terms in Section 1.1 [Certain Definitions] of the Credit Agreement are deleted as of the Effective Date:

Adjusted Leverage Ratio	Interim Value
Consolidated Tangible Net Worth	Sold Dwelling Units
Deferred Tax Valuation Allowance	Sold Homes
Finished Lots and Land Under Development	Unsecured Borrowing Base
Fixed Charge Coverage Ratio	Unsold Dwelling Units
Interim Additional Mortgaged Collateral	Unsold Homes

(c)          Existing Definitions.  The following existing definitions in Section 1.1 [Certain Definitions] of the Credit Agreement are amended and restated in their entirety as follows as of the Effective Date:

Applicable Margin shall mean, as applicable:

(A)                              the percentage spread to be added to Base Rate under the Base Rate Option according to the Pricing Grid below the heading “Base Rate Margin”,

(B)                                the percentage spread to be added to LIBOR Rate under the LIBOR Rate Option according to the Pricing Grid below the heading “LIBOR Margin”, and

(C)                                the percentage spread to be added to the Index Rate under the Index Rate Option according to the Pricing Grid below the heading “Index Rate Margin”.

The Applicable Margin with respect to the Base Rate Option, LIBOR Rate Option, and Index Rate Option shall be determined in accordance with the Pricing Grid set forth on Schedule 1.1(A)(1) for the Base Rate Margin, the LIBOR Margin and Index Rate Margin, respectively.

Applicable Commitment Fee Rate shall mean the percentage rate per annum according to the Pricing Grid below the heading “Commitment Fee.”

Borrowing Base and Secured Borrowing Base shall have the same meaning and each shall mean, at any time, the Dollar amount equal to the sum of the following items, each owned free and clear of all Liens (except Limited Permitted Liens) by the Borrower, Hovnanian or a Restricted Subsidiary:

(a)                              100% of cash and cash equivalents maintained in the Cash Collateral Accounts; and

(b)                             33.33% of the aggregate amount of the Adjusted Appraised Values of all of the Mortgaged Collateral, less the amount by which the Collateral Reserves exceeds $25,000,000; and

(c)                              25% of the book value of Interim Mortgaged Collateral

provided however that the Borrowing Base shall exclude in all events (i) the Dollar amount of all Excluded Property and (ii) the amount by which the value of the Borrowing Base attributable to Mortgages on real estate (other than the Existing Mortgaged Collateral) located in Mortgage Tax States exceeds 25% of the Borrowing Base (after giving effect to any such exclusion).

The determination by the Agent in respect of the Secured Borrowing Base shall be conclusive absent manifest error.

Borrowing Base Certificate shall mean the Borrowing Base Certificate substantially in the form of Exhibit 7.3.3.2, duly completed and delivered by the Borrower pursuant to Section 7.3.3.2 [Borrowing Base Certificate].

Cash Collateral Account shall mean one or more deposit or securities accounts or money market mutual fund investments at or maintained by the Agent or any of the Lenders or any one or more Affiliates of Agent or any of the Lenders in which the Agent holds for the benefit of the Lenders a first priority perfected security interest securing the payment and performance of the Obligations.

Due Diligence Period shall mean with respect to: (i) Existing Mortgaged Collateral that is comprised of approximately 170 properties the list of which was provided to Agent on or about March 19, 2008, that period from the Closing Date through July 31, 2008 (as such date may be extended for an additional 30 days by Agent in its reasonable discretion), (ii)Existing Mortgaged Collateral that is comprised of approximately 28 properties the list of which was provided to Agent on or about March 27, 2008, that period from the Closing Date through September 30, 2008, and (iii) the Proposed Initial Mortgaged Collateral, the period commencing on the Effective Senior Secured Five Year Notes Date, and continuing through the date on which Agent confirms in writing to Borrower that the Due Diligence Tasks have been completed with respect to the Initial Mortgaged Collateral as reasonably determined by the Agent.

Mortgaged Collateral shall mean the Existing Mortgaged Collateral for which all Due Diligence Tasks have been completed, Initial Mortgaged Collateral and Additional Mortgaged Collateral.

Obligation shall mean any obligation, indebtedness or liability of any of the Loan Parties to the Agent or any of the Lenders or any Affiliate of any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Guaranty Agreement, the Letters of Credit, the Fee Letter, any other Loan Document, or any Hedge Agreement.

Purchase Money Mortgage shall mean any mortgage on real property granted to secure Indebtedness of a Loan Party to a seller the proceeds of which were used to acquire such property.

Secured Borrowing Base shall mean Borrowing Base.

Swing Loan Commitment shall mean PNC Bank’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount of up to $10,000,000.

(d)         Modification to Existing Definitions.

(1)                                        The period at the end of Clause (vi) of the definition of “Limited Permitted Liens” is replaced with “; and”, and the following Clause (vii) is added to such definition as of the Effective Date:

(vii)                           The Liens securing the Senior Secured Five Year Notes and the Liens securing the Third Lien Debt so long as such Liens shall be subordinate to the Liens of the Agent and Lenders in the Collateral and remain second and third in priority, respectively, to the first priority perfected Liens of the Agent and Lenders in the Collateral.

(2)                                  Clause (vi)(A) of the definition of “Permitted Liens” is replaced as of the Effective Date with: (A) Purchase Money Mortgages, provided that the aggregate principal amount of Indebtedness secured by Purchase Money Mortgages that are recourse to any one or more Loan Parties does not exceed $20,000,000.

(e)          New Definitions.  The following definitions are hereby inserted in the appropriate alphabetical order in Section 1.1 [Certain Definitions] of the Credit Agreement as of the Effective Date:

Borrowing Base Start Date shall mean July 31, 2008, as such date may be extended by up to sixty (60) days by the Agent in its reasonable discretion (but in no event shall the Borrowing Base Start Date occur before that date to which the Due Diligence Period has been extended for the Existing Mortgaged Collateral comprised of approximately 170 properties the list of which was provided to Agent on or about March 19, 2008).

Effective Senior Secured Five Year Notes Date shall mean that date on which the Senior Secured Five Year Notes have been issued and purchased.

Excluded Accounts shall mean at any time those deposit, checking or securities accounts of any of the Loan Parties (i) that individually have an average monthly balance (over the most recently ended 3-month period) less than $250,000 and which together do not have an average monthly balance (for such 3-month period) in excess of $2,000,000 in the aggregate, (ii) all escrow accounts (in which funds are held for or of others by virtue of customary real estate practice or contractual or legal requirements), and (iii) such other accounts with respect to which the Agent reasonably determines that the cost of perfecting a Lien thereon is excessive in relation to the benefit thereof.

Excluded Property shall mean any real property that is

(i)                                     located outside of the United States of America,

(ii)                                  subject to a Purchase Money Mortgage,

(iii)                               Unentitled Land,

(iv)                              located in a community under development with a dollar amount of investment as of the most recent month-end (determined in accordance with GAAP) less than $2.0 million or which property has less than 10 lots remaining, or

(v)                                 any residential or commercial property owned by Hovnanian or any Subsidiary which is leased or held for purposes of leasing primarily to unaffiliated third parties.

Existing Mortgaged Collateral shall mean all real property of each of the Loan Parties on which the Agent holds for the benefit of the Lenders a first priority recorded Mortgage , subject only to Limited Permitted Liens, which was recorded in the appropriate real estate records on or before the Effective Senior Secured Five Year Notes Date.

Intercreditor Agreement shall mean the Intercreditor Agreement substantially in the form of Exhibit 1.1(I) among, inter alia, the Agent on behalf of the Lenders and the Trustee on behalf of the holders of the Senior Secured Five Year Notes.

Interim Mortgaged Collateral shall mean real property owned by any Loan Party subject to a first priority recorded Mortgage as to which the Due Diligence Tasks (including an Acceptable Appraisal) are being diligently pursued and which is not otherwise excludable from the Borrowing Base.

Mortgage Tax States shall mean Florida, Minnesota, Maryland, Washington, D.C., Virginia, New York, and Georgia, and any other state(s) which requires a significant payment of mortgage recording taxes or other fees or taxes of a comparable nature and magnitude as that of any of the foregoing Mortgage Tax States.

Permitted Dividends shall mean dividends paid upon Qualified Preferred Equity in an amount in any fiscal year not to exceed $10,000,000.

Permitted Refinancings shall mean (A) the issuance or sale of equity, including Qualified Preferred Equity, to the extent such proceeds thereof are utilized in the refinancing of Subordinated Debt or unsecured Senior Debt (and consisting of the repayment of such debt with the net proceeds of such issuance or sale of equity, including Qualified Preferred Equity, of Hovnanian to any Person in substantially the same amount before or after 90 days of such repayment), (B) the repayment of Subordinated Debt and/or unsecured Senior Debt at any time subsequent to the Effective Date with up to $145,000,000 of net proceeds received by Hovnanian from the offering of up to 16,100,000 Class A common shares on May 8, 2008, including any shares issued within 30 days thereof in conjunction with the overallotment, (C) the issuance of secured debt having a maturity at least one year beyond the Expiration Date and secured by collateral that is junior and subordinate to the Liens of the Agent and Lenders on the Collateral and to the Liens securing payment of the Senior Secured Five Year Notes, to the extent the proceeds of such secured debt are utilized in exchange for or to refinance unsecured Subordinated Debt or unsecured Senior Debt (and consisting of the repayment of such unsecured debt with the net proceeds of such secured debt by Hovnanian in substantially the same amount before or after 90 days of such repayment), and (D) the refinancing of Subordinated Debt with similarly subordinated debt subject to similar terms that are not materially more restrictive on the debtor, in the reasonable determination of the Agent, than those for the Subordinated Debt being refinanced.

Revolving Loan Limit shall mean (i) during the period commencing on the Effective Senior Secured Five Year Notes Date, and continuing through the Borrowing Base Start Date, $25,000,000, and (ii) thereafter $100,000,000.

Senior Secured Five Year Notes shall mean that indebtedness in a principal amount of $600,000,000 issued by Hovnanian in May or June, 2008, and secured by second priority Liens which are subordinate and junior to those of the Agent and Lenders on substantially all of the Collateral and which Liens are further subject to the Intercreditor Agreement.

Third Lien Debt shall mean that debt to be issued by Hovnanian after the Effective Senior Secured Five Year Notes Date, in exchange for or to refinance Subordinated Debt or Senior Notes in existence prior to the Effective Senior Secured Five Year Notes Date, in an aggregate principal amount not in excess of $700,000,000, upon terms not materially more restrictive on Hovnanian than the unsecured debt being refinanced (other than the pledging of collateral) in the reasonable determination of the Agent, with an out-of-pocket interest cost not greater than 120% of the interest cost on the debt being refinanced and secured by third priority Liens, which are subordinate and junior to those of the Agent and Lenders and to those securing the Senior Secured Five Year Notes ,on substantially all of the

Collateral and which Liens are further subject to the Intercreditor Agreement or otherwise an intercreditor agreement which is reasonably satisfactory to Agent.

2.              Schedules, Exhibits.

(a)          Schedules.  As of the Effective Date, the following Schedules to the Credit Agreement are amended and restated in their entirety respectively by Schedules of the same designation accompanying this Amendment:

(i)                                     Schedule 1.1(A)(1)  -  Applicable Margin, and

(ii)                                  Schedule 1.1(B)    -    Commitments of Lenders and Addresses for Notices

(b)         Exhibits.  As of the Effective Date: Exhibit 7.3.3.2(A) is deleted; Exhibit 7.3.3.2(B) is redesignated as Exhibit 7.3.3.2; Exhibit 1.1(I) - Intercreditor Agreement is added; and, the following Exhibits to the Credit Agreement are amended and restated in their entirety, or hereby added to the Credit Agreement, as the case may be, respectively by Exhibits of the same designation accompanying this Amendment:

(i)                                     Exhibit 1.1(I)     -     Intercreditor Agreement

(ii)                                  Exhibit 1.1(S)(1)  -  Security Agreement

(iii)                               Exhibit 7.3.3.1    -    Quarterly Compliance Certificate, and

(iv)                              Exhibit 7.3.3.2  -  Borrowing Base Certificate

3.              Amendment of Section 2.

(a)          Section 2.1.1 [Revolving Credit Loans] is amended and restated in its entirety as of the Effective Date as follows:

2.1.1 Revolving Credit Loans

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan (a) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Outstandings and its Ratable Share of the outstanding Swing Loans, (b) Revolving Facility Usage shall not exceed the lesser of the Revolving Credit Commitments and the Borrowing Base at such time, and (c) in no event shall the aggregate amount of Revolving Credit Loans and Swing Loans outstanding at any time (other than Revolving Credit Loans or Swing Loans utilized pursuant to Section 2.9.3.3 in connection with Letters of Credit) exceed the Revolving Loan Limit at such time.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.  Revolving Credit Loans, as defined in and outstanding under the Prior Credit Agreement, are hereby deemed to be Revolving Credit Loans hereunder.

The Borrower promises to repay the aggregate outstanding principal amount of the Revolving Credit Loans in full on the Expiration Date and to discharge and fulfill when required all other of the Obligations.

(b)         The penultimate sentence of Section 2.9.1 [Issuance of Letters of Credit] is amended and restated in its entirety as of the Effective Date as follows:

In no event shall the aggregate amount of Letter of Credit Outstandings and Revolving Credit Loans exceed, at any one time, the Revolving Credit Commitments.

(c)          The first sentence of Section 2.9.11 [Cash Collateral] is amended and restated in its entirety as of the Effective Date as follows:

If there exist any Letter of Credit Outstandings on the date which is 30 days prior to the Expiration Date, the Borrower shall immediately pledge and deposit with or deliver to Agent, for the benefit of each Letter of Credit Lender and the Lenders, as collateral for all outstanding Letters of Credit, Reimbursement Obligations and Letter of Credit Borrowings, cash or deposit account balances in an amount equal to 105% of the amount of all Letter of Credit Outstandings as of such date (or as of the Expiration Date if greater) pursuant to documentation in form and substance reasonably satisfactory to Agent and each Letter of Credit Lender (which documents are hereby consented to by the Lenders).

(d)         Section 2.11.2 [Designation of Non-Restricted Person].  Section 2.11.2 is amended and restated in its entirety as of the Effective Date as follows:

2.11.2                  Designation of Non-Restricted Person.

The Borrower may, by written notice delivered to the Agent, designate as a Non-Restricted Person a Subsidiary formerly designated a Restricted Subsidiary or a newly formed or acquired Subsidiary, subject to:  (i) the provisions of subsection 2.11.1 hereof in relation to Guaranties, (ii) the requirements of Section 7; and (iii) the requirement that such designation not cause an Event of Default or Potential Default.  Such designation shall be effective on the date specified by the Borrower which shall not be earlier than five (5) Business Days after the receipt by the Agent of such notice.

4.              Amendment of Section 4.

(a)          Section 4.5.1 [Revolving Facility Usage in Excess of Commitments].  Section 4.5.1 is amended and restated in its entirety as of the Effective Date as follows:

4.5.1                        Revolving Facility Usage in Excess of Commitments.

The Borrower shall make mandatory payments of principal on the Revolving Credit Loans (together with accrued interest thereon) to the Agent to the extent by which Revolving Facility Usage exceeds at any time the Commitments (as they may be reduced pursuant to Section 2.1. [Voluntary Reduction of Commitment], Section 2.10.2 [Approval by 66-2/3% Lenders] or otherwise) and the Borrower shall make mandatory payments of principal on the Revolving Credit Loans (together with accrued interest thereon) to the Agent to the extent by which Revolving Credit Loans exceeds at any time the Revolving Loan Limit, in each case within three (3) Business Days after such excess is calculated.

(b)         Section 4.5.2 [Cash in Excess of $100 Million].    Section 4.5.2 is deleted and replaced with “[Reserved]” as of the Effective Date.

(c)          Section 4.5.3 [Issuance of Capital Stock,; Incurrence of Indebtedness - Initial Preference Period].    Section 4.5.3 is deleted and replaced with “[Reserved]” as of the Effective Date.

5.              Amendment of Section 7.

(a)          Section 7.1.12 [Excess Cash During Preference Period].  Section 7.1.12 is deleted and replaced with “[Reserved]” as of t he Effective Date.

(b)         Section 7.1.13 [Post-Closing Collateral Matters].  Clauses (i) through (vii) of Section 7.1.13 are amended and restated in their entirety as of the Effective Date as follows:

(i)                                     Delivery of Mortgage Information.  As soon as reasonably practical after the Effective Senior Secured Five Year Notes Date, the Borrower shall provide to the Agent a list of all real property (that is not Existing Mortgaged Collateral and which is not Excluded Property) of each of the Loan Parties (the “Proposed Initial Mortgaged Collateral”) specifying the state and county for each parcel of real estate and the related legal description thereof, satisfactory evidence of the book value thereof, details of any PAPA affecting any such real estate, names of the owners of record thereof, copies of any owner’s policies of title insurance relating thereto, and existing surveys (to the extent requested by the Agent) with respect to the same; unless rejected or otherwise excluded in accordance with the terms hereof, all such property shall be added to the Secured Borrowing Base.  As soon as practical after receipt of the list of Proposed Initial Mortgaged Collateral, the Agent shall order appraisals on such Proposed Initial Mortgaged Collateral.

(ii)                                  Initial Mortgages - Execution and Delivery, Value.  No later than July 31, 2008 (which date may be extended by up to 60 days by the Agent in its reasonable discretion but in no event beyond any date for the taking of Liens on such property required by the terms applicable to the Senior Secured Five Year Notes or any other permitted indebtedness hereunder), the Borrower and Restricted Subsidiaries shall execute in favor of the Agent for the benefit of the Lenders first priority recorded Mortgages on the Proposed Initial Mortgaged Collateral (subject only to Limited Permitted Liens) (subject (1) to an amount of additional time for real estate of de minimus value or for real estate as to which unanticipated complications of taking a Mortgage have arisen and are being diligently addressed to the satisfaction of the Agent so long as the recording of mortgages on such real estate securing the Senior Secured Five Year Notes or any other permitted indebtedness hereunder has not yet occurred and (2) to exclusion or rejection from the due diligence and other qualification requirements hereof and from the Secured Borrowing Base, including in the case of real estate of de minimus value or real estate as to which unanticipated complications of completing Due Diligence Tasks or becoming Qualified Real Property have arisen after being diligently pursued and the cost of achieving such status significantly outweighs the benefit to the Lenders of including such real estate in the Secured Borrowing Base, as determined in the reasonable judgment of the Agent); the Agent shall cause the recording of such Mortgages as soon as practical thereafter and prior to the recording of mortgages on such real estate securing the other Permitted Secured Debt.

(iii)                               Initial Mortgages, Existing Mortgages - Completion of Due Diligence.  On or prior to the last day of the Due Diligence Period with respect to the Proposed Initial Mortgaged Collateral, the Loan Parties shall have completed all such actions and satisfied all requirements necessary to enable the Proposed Initial Mortgaged Collateral to qualify as Qualified Real Property (all such actions and all such requirements shall be referred to herein as “Due Diligence Tasks”).  All Proposed Initial Mortgaged Collateral, unless rejected or otherwise excluded in accordance with the terms hereof, which meets the requirements of Qualified Real Property and which is subject to a first priority recorded Lien (subject only to Limited Permitted Liens) in favor of the Agent for the benefit of the Lenders pursuant to a Mortgage shall be included in the Secured Borrowing Base (and is referred to herein as the “Initial Mortgaged Collateral”).  All Due Diligence Tasks shall have been completed with respect to the Existing Mortgaged Collateral on or prior to the last day of the Due Diligence Period with respect to such Existing Mortgaged Collateral and all Existing Mortgaged Collateral, unless rejected or otherwise excluded in accordance with the terms hereof, which meets the requirements of Qualified Real Property and which is subject to a first priority recorded Lien (subject only to Limited Permitted Liens) in favor of the Agent for the benefit of the Lenders pursuant to a Mortgage shall be included in the Secured Borrowing Base.

(iv)                              Additional Mortgaged Collateral.  As soon as practical after its acquisition or after it is no longer Excluded Property or otherwise, all real property of any Loan Party (other than Excluded Property) that is not Mortgaged Collateral shall be made subject to a first priority recorded Mortgage (subject only to Limited Permitted Liens) given by the appropriate Loan Party in favor of the Agent for the benefit of the Lenders and the Agent, and all Due Diligence Tasks shall, unless any such property is rejected or otherwise not included in accordance with the terms hereof, be satisfactorily completed and all such real property shall become Qualified Real Property, whereupon such real property shall be included in the Secured Borrowing Base and referred to herein as “Additional Mortgaged Collateral” (subject, however, to exclusion or rejection from the due diligence and other qualification requirements hereof and from the Secured Borrowing Base, including in the case of real estate of de minimus value or real estate as to which unanticipated complications of completing Due Diligence Tasks or becoming Qualified Real Property have arisen after being diligently pursued and the cost of achieving such status significantly outweighs the benefit to the Lenders of including such real estate in the Secured Borrowing Base, as determined in the reasonable judgment of the Agent).  Notwithstanding that any such real estate that is rejected or otherwise not included during Due Diligence may not be included in the Secured Borrowing Base, it shall nevertheless be subject to a first priority recorded Mortgage (subject only to Limited Permitted Liens) in favor of the Agent for the benefit of the Lenders unless Agent expressly rejects such Mortgage or unless such real estate is Excluded Property.

(v)                                 Mortgaged Collateral in Mortgage Tax Jurisdictions, Limitation.  Interim Mortgaged Collateral, Initial Mortgaged Collateral and Additional Mortgaged Collateral located in the Mortgage Tax States shall secure payment of indebtedness in favor of the Lenders, the holders of the Senior Secured Five Year Notes and holders of Third Lien Debt in an aggregate amount equal to the most recent book value of such real property and each such Mortgage shall be a single document which secures the Obligations and the Senior Secured Five-Year Notes and which, upon the request of Borrower, will be modified to secure the Third Lien Debt, provided however that each such Mortgage shall provide for the first priority payment of the Obligations until the Obligations are paid in full.

(vi)                              Accounts, Ownership Certificates.  As soon as reasonably practicable after the Effective Senior Secured Five Year Notes Date, Borrower shall have provided to Agent for the benefit of the Lenders such control agreements with respect to all concentration, aggregation, and operating deposit, checking and securities accounts of any of the Loan Parties, other than Excluded Accounts, as the Agent shall reasonably request, and shall have the ongoing obligation to provide to Agent for the benefit of the Lenders possession of all certificated shares of stock and other certificated equity interests in Restricted Subsidiaries held by any Loan Party, together with such assignments or stock powers executed in blank by the owner thereof as Agent shall reasonably request.

(vii)                           Collateral Agent.  The Agent may at any time and from time to time appoint a sub-agent or collateral agent, to maintain and administer any of the Collateral, maintain books and records regarding any Collateral, release Collateral, and assist in any aspect arising in connection with the Collateral as Agent may desire, including a Mortgage Tax Collateral Agent, as defined in the Intercreditor Agreement; and, the Lenders acknowledge and agree that such sub-agent or collateral agent shall be an agent of the Lenders and of Agent and the Lenders agree that such sub-agent or collateral agent shall be subject to the obligations, rights and benefits of Article 9 hereof to the same extent as Agent.  The Agent may appoint itself, an affiliate (including Midland Loan Services, Inc.), or third party as such sub-agent or collateral agent.  All reasonable costs of such sub-agent or collateral agent shall be born by the Borrower.

(c)          Section 7.2.2. [Liens].  Section 7.2.2 is amended and restated in its entirety as of the Effective Date as follows:

Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens; provided, however, that the Cash Collateral Accounts shall be subject to no Liens other than the first priority perfected security interest of the Agent for the benefit of the Lenders, the second priority perfected security interest in favor of the holders of the Senior Secured Five Year Notes, and the third priority perfected security interest in favor of the holders of the Third Lien Debt.

(d)         Section 7.2.5. [Dispositions of Assets or Subsidiaries].  Clause (v) of Section 7.2.5 is amended and restated in its entirety as of the Effective Date as follows:

(v)                                 any other sale, transfer or lease of assets not included in clauses (i) through (iv) above provided that (1) after giving effect to such sale the Loan Parties are in compliance with the covenants under this Agreement (including the financial covenant at Section 7.2.13 [Operating Cash Flow Coverage, Liquidity])  and no Potential Default or Event of Default exists or would result therefrom, and (2) any such sale does not constitute all or substantially all of the assets of the Loan Parties taken as a whole.

(e)          Section 7.2.6. [Restricted Payments; Restricted Investments; Investments in Related Businesses].  Section 7.2.6.1 is amended and restated in its entirety as of the Effective Date as follows:

7.2.6.1               The Loan Parties shall not pay or make Restricted Payments, Restricted Investments or Investments by Loan Parties in other Loan Parties engaged in Related Businesses (“Investments in Related Businesses”) from and after January 31, 2008, which exceed in the aggregate the sum of:

(i)                                     $50,000,000 or, after such time that the aggregate Adjusted Appraised Values of the Mortgaged Collateral as reflected in the most recent Borrowing Base Certificate are at least two times the sum of the Commitments and the aggregate principal amount outstanding under the Senior Secured Five Year Notes, $400,000,000;

(ii)                                  50% of net income of Hovnanian (calculated and consolidated in accordance with GAAP) for all fiscal quarters, commencing on February 1, 2008, and thereafter, to the extent such income is positive on a quarterly basis; and

(iii)                               50% of the proceeds (less costs of issuance) of any issuance or sale of equity, including Qualified Preferred Equity, of Hovnanian to any Person other than a Loan Party during all fiscal quarters commencing on the Effective Senior Secured Five Year Notes Date, and thereafter (but excluding any Permitted Refinancings and Permitted Dividends).

For the purposes of this Section 7.2.6.1, Restricted Payments shall not include Permitted Refinancings or Permitted Dividends.

(f)            Section 7.2.10 [Borrowing Base].  Clauses (a) through (c) and Clauses (f) and (h) of Section 7.2.10 are amended and restated in their entirety as of the Effective Date as follows:

(a)                                  [Reserved]

(b)                                 Limitation, Maintenance of Secured Borrowing Base.  Upon and after the Borrowing Base Start Date, the Loan Parties shall not permit the Revolving Facility Usage to exceed the Secured Borrowing Base at any time.  At any time that the Revolving Facility Usage exceeds the Secured Borrowing Base, Borrower shall do any one or more of the following in order to reduce to zero ($0) any such excess: (i) add cash or cash equivalents to any of the Cash Collateral Accounts or (ii) reduce the Revolving Facility Usage.

(c)                                  [Reserved]

(f)                                    [Reserved]

(h)                                 Releases.  Agent on behalf of the Lenders shall provide a release in recordable form of their Liens on any real property of any of the Loan Parties which is rejected or removed by the Agent from being subject to a Mortgage; and, in connection with any release given by Agent in connection with any of the foregoing or in connection with any other provision of this Section 7.2.10, each Lender hereby consents thereto without the necessity of any further action on the part of Agent or any Loan Party, and the Agent shall execute and deliver to Borrower, Hovnanian or such other Loan Party all documents that Borrower, Hovnanian or such other Loan Party shall reasonably request to evidence such release and the Agent and Borrower shall administer the logistics thereof in any manner as may be reasonably acceptable to Borrower and Agent.  The Loan Parties may withdraw cash and cash equivalents from the Cash Collateral Accounts and the other deposit, checking and securities accounts of any of the Loan Parties and close Cash Collateral Accounts and the other deposit, checking and securities accounts of any of the Loan Parties, at any time and from time to time, so long as there exists no Potential Default or continuing Event of Default and no Event of Default or Potential Default would result after giving effect to such withdrawal or closure; and, all such cash and cash equivalents withdrawn and all such Cash Collateral Accounts closed in compliance therewith are hereby released without any further action of Agent or any of the Lenders.

(g)         Section 7.2.11 [Minimum CTNW].    Section 7.2.11 is deleted and replaced with “[Reserved]” as of the Effective Date.

(h)         Section 7.2.12 [Leverage Ratio].    Section 7.2.12 is deleted and replaced with “[Reserved]” as of the Effective Date.

(i)             Section 7.2.13 [Fixed Charge Coverage Ratio Triggers].    Section 7.2.13 is amended and restated in its entirety as follows as of the Effective Date:

Section 7.2.13.  Operating Cash Flow Coverage, Liquidity.

The Loan Parties shall not permit the Operating Cash Flow Coverage Ratio as of the last day of each fiscal quarter commencing with the fiscal quarter ending on July 31, 2008, to be less than 1.50 to 1.0 unless Liquidity as of such date is equal to or greater than $100,000,000.

(j)             Section 7.2.14 [Inventory Limits].    Section 7.2.14 is deleted and replaced with “[Reserved]” as of the Effective Date.

(k)          Section 7.3.3.2(a) [Borrowing Base Certificate; Inventory Updates].  Section 7.3.3.2(a) is amended and restated in its entirety as follows as of the Effective Date:

(a)                                  As soon as available, but not later than fifty-five (55) days after the end of each month, a Borrowing Base Certificate as of the end of such month, appropriately completed, executed and delivered by an Authorized Officer, together with a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of the Borrower, substantially in the form of Exhibit 7.3.3.2, reflecting the Borrowing Base to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default], no Event of Default or Potential Default exists and is continuing on the date of such Borrowing Base Certificate; provided, however, the Borrowing Base Certificate delivered with respect to the month of October, in any year, may be in draft form, subject to change as a result of the year-end audit, but in no event shall be executed and delivered in final form later than ninety (90) days after the end of such fiscal year.

6.              Amendment of Section 8.

(a)          Section 8.1.3 [Breach of Certain Negative Covenants].  Section 8.1.3 is amended and restated in its entirety as follows as of the Effective Date:

Any of the Loan Parties shall default in the observance or performance of any covenant contained in  Sections 7.2.10 [Borrowing Base], or 7.2.13 [Operating Cash Flow Coverage, Liquidity];

(b)         Section 8.2.3 [Set-Off].  Section 8.2.3 is amended and restated in its entirety as follows as of the Effective Date:

8.2.3                        Set-Off.

If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, but solely after notice to, consultation with and obtaining the written consent of Agent or the Required Lenders, to set-off against and apply to the then unpaid balance of all past-due Loans and all other past-due Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate; and

7.              Representations and Warranties.  To induce the Lenders to execute and deliver this Amendment, the Loan Parties jointly and severally represent and warrant to the Lenders (which representations and warranties shall survive the execution and delivery of this Amendment) that as of the date hereof: (a) the execution, delivery and performance of this Amendment and any and all other documents executed or delivered in connection herewith (i) have been authorized by all requisite corporate or limited liability company action, as the case may be, on the part of the Loan Parties (ii) do not require the consent or approval of any Official Body or any material creditor of any of the Loan Parties, and (iii) will not contravene, conflict with, violate nor result in the breach of any law, charter, certificate or articles of organization or limited liability company operating agreement, or any provision of any material indenture, agreement or other instrument to which any Loan Party is a party or by which any properties or assets of any Loan Party are or may be bound, (b) the Credit Agreement and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof and there are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any of the Obligations, (c) no Event of Default or Potential Default has occurred or would result from the execution, delivery and performance of this Amendment, and (d) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date (except representations and warranties which relate solely to an earlier date or time).

8.              Closing Date.  On May 16, 2008 (for purposes solely of this Amendment, the “Closing Date”) the following conditions shall have been met (the “Closing Conditions”):

(a)          All of the Loan Parties and the Required Lenders, as applicable, shall have executed this Agreement;

(b)         The representations and warranties of the Loan Parties contained in Section 5 [Representations and Warranties] of the Credit Agreement as amended hereby and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist;

(c)          No Material Adverse Change shall have occurred since March 7, 2008;

(d)         The Description of Notes in the preliminary offering memorandum with respect to the Senior Secured Five Year Notes shall be satisfactory to the Lenders and shall conform in all material respects to the Summary of Terms accompanying this Amendment as Exhibit A; and

(e)          the Loan Parties shall have paid or caused to be paid all fees, costs and expenses for which the Agent or any of the Lenders is entitled to be paid or reimbursed.

9.              Conditions to Effectiveness of Amendment.

This Amendment shall become effective upon that date (the “Effective Date”) when each of the following conditions has been met:

(a)          The Senior Secured Five Year Notes and related documents shall provide for the payment of a portion of the proceeds of the issuance of the Senior Secured Five Year Notes directly by the trustee for the noteholders thereof to the Agent as a prepayment in such amount of the Revolving Credit Loans and Swing Loans, if any, outstanding, and the Senior Secured Five Year Notes and related documents shall substantially conform to the Summary of Terms accompanying this Amendment as Exhibit A and the Description of Notes in the preliminary offering memorandum for the Senior Secured Five Year Notes; provided that any changes or additions to covenants, terms or conditions of the Senior Secured Five Year Notes from those set forth in such Exhibit or preliminary Description of Notes shall not be materially more restrictive to any of the Loan Parties than those of the Credit Agreement as amended hereby (as determined by the Agent in its reasonable discretion);

(b)         The Senior Secured Five Year Notes shall have been issued in a principal amount not less than $600,000,000 and a portion of the proceeds of the Senior Secured Five Year Notes shall be paid directly by the issuer thereof to the Agent as a prepayment in such amount of the Revolving Credit Loans and Swing Loans, if any, outstanding.

(c)          The Loan Parties, Agent and Lenders, as appropriate shall have executed and delivered replacement promissory notes substantially in the form of Exhibits 1.1(R) and 1.1(S)(2) (reflecting the revised Commitments), and an amended and restated Security Agreement in substantially the form attached hereto as Exhibit 1.1(S)(1).

(d)         There shall have been delivered to the Agent for the benefit of each Lender written opinions of (i) Peter Reinhart, Esquire, in house counsel to the Loans Parties and (ii) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, in each case dated as of the date of issuance of the Senior Secured Five Year Notes substantially similar in scope to the opinion letter received in connection with the Credit Agreement, including no conflict of this Amendment with the terms of existing or new indebtedness of the Loan Parties and no conflict between the terms of the Senior Secured Five-Year Notes and existing indebtedness of the Loan Parties, and otherwise in form and substance reasonably satisfactory to the Agent and its counsel and covering such matters relating to the Loan Parties and the Loan Documents, including this Amendment, as the Agent shall reasonably request.

(e)          The representations and warranties of the Loan Parties contained in Section 5

[Representations and Warranties] of the Credit Agreement as amended hereby and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Senior Secured Five Year Notes Date (such term being used in this Clause (e) as defined at Section 1(e) hereof) (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and, Borrower and Hovnanian make the following additional representations and warranties each of which shall be true and correct as of the Effective Senior Secured Five Year Notes Date:

(i)                                     First Quarter Statements.  The Borrower has delivered to the Agent copies of Hovnanian’s consolidated financial statements for and as of the end of the first fiscal quarter ended January 31, 2008 (the “First Quarter Statements”).  The First Quarter Statements were compiled from the books and records maintained by Hovnanian’s management, are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of Hovnanian and its Subsidiaries as of their dates and the results of operations for the fiscal period then ended and have been prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments).  The Historical Statements accurately reflect the liabilities in all material respects of Hovnanian and its Subsidiaries.

(ii)                                  Accuracy of Financial Statements.  As of the Effective Senior Secured Five Year Notes Date, neither Hovnanian nor any Subsidiary of Hovnanian has any liabilities, contingent or otherwise, or forward or long-term commitments that are required by GAAP to be, but are not, disclosed in the First Quarter Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Hovnanian or any Subsidiary of Hovnanian which may cause a Material Adverse Change.

(iii)                               Solvency.  As of the Effective Senior Secured Five Year Notes Date, the Loan Parties are, taken as a whole and after giving effect to the incurrence of all Indebtedness and obligations incurred in connection herewith and in connection with the Senior Secured Five Year Notes as of such date, will be and will continue to be Solvent.

(f)            No Material Adverse Change shall have occurred since March 7, 2008;

(g)         The Closing Conditions shall have been met and all consents, if any, required to effectuate the transactions contemplated hereby shall have been obtained;

(h)         Other than as addressed at Paragraph 10 below, all legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent; and

(i)             The Loan Parties shall have paid or caused to be paid all fees, costs and expenses for which the Agent or any of the Lenders is entitled to be paid or reimbursed.

10.       Post Effectiveness Requirements.  Within 45 days of the Effective Senior Secured Five Year Notes Date (or such later date as extended by Agent in its reasonable discretion), the Loan Parties, Agent and Lenders, as appropriate shall have executed and delivered such modifications to the Security

Documents together with any additional control and other documents, instruments and agreements, or modifications thereto, as the Agent shall reasonably request in order to grant or perfect the Liens created or required to be created pursuant to the Credit Agreement (as amended hereby).

11.       Force and Effect.

Upon the Effective Date, the Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any document, instrument, or agreement shall hereafter mean and include the Credit Agreement, as amended hereby.  No novation is intended or shall occur by or as a result of this Amendment.  The Loan Parties reconfirm, restate, and ratify the Credit Agreement, each of the other Loan Documents and all other documents executed in connection therewith except to the extent any such documents are expressly modified or amended by this Amendment.  This Amendment is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the other Loan Documents.  The Loan Parties, the Agent and each of the Lenders acknowledge and agree that (i) the Collateral and other liens and security interests in favor of the Agent and the Lenders under the Loan Documents have continued to secure the indebtedness, loans, liabilities, expenses, and obligations under the Credit Agreement since the date of execution of each applicable Loan Document, and (ii) all liens and security interests in the Collateral and all other liens and security interests which were granted pursuant to any of the Loan Documents shall remain in full force and effect from and after the date hereof.

12.       Joinder of Guarantors.  Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Credit Agreement, as hereby amended, and in the Guaranty Agreement and each other Loan Document given by it.

13.       Lenders’ Consent to Amendment and Intercreditor Agreement.  Each Lender, by its execution hereof, hereby consents to (i) this Amendment pursuant Section 10.1 of the Credit Agreement, (ii) the execution of the Intercreditor Agreement by the Agent on behalf of such Lender, (iii) the execution by the Agent on behalf of such Lender of an amendment or modification to the Intercreditor Agreement (or of a new intercreditor agreement) governing, inter alia, the priority of the Liens securing the Third Lien Debt and which shall be in substantially the form of the Intercreditor Agreement and which shall provide that the Liens in favor of the holders of Third-Lien Debt are subordinated to the Liens of the Agent and Lenders and to the Liens of the holders of the Senior Secured Five Year Notes such that the holders of Third-Lien Debt will be treated with regard to the holders of the Senior Secured Five Year Notes in a manner substantially the same as the manner in which the holders of the Senior Secured Five Year Notes are treated under the Intercreditor Agreement with respect to the Liens of the Agent and Lenders, and (iv) such mechanical, logistical, or ministerial agency amendment or modification, if any, to the Intercreditor Agreement to accommodate the reasonable and customary needs of a to-be-determined collateral agent for any of the Mortgages on real estate located in Mortgage Tax States.

14.       Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of New York.

15.       Counterparts, Telecopy Signatures.  This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission, or other electronic transmission in .pdf or similar format, from one party to another shall constitute effective and binding execution and delivery of this Amendment by such party.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 on the date first written.

K. HOVNANIAN ENTERPRISES, INC.

By:

Name:	Kevin C. Hake

Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE 2 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION
as Agent and as a Lender

By:

Name: Douglas G. Paul

Title: Senior Vice President

[SIGNATURE PAGE 3 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name: R. Scott Holtzapple

Title: Senior Vice President

[SIGNATURE PAGE 4 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:

Name: Stephen R. Carlson

Title: Vice President

[SIGNATURE PAGE 5 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.

By:

Name: Kimberly L. Turner

Title: Executive Director

[SIGNATURE PAGE 6 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND plc

By:

Name: William McGinty

Title: Senior Vice President

[SIGNATURE PAGE 7 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By:

Name: J. D. Gilbreath

Title: Senior Vice President

[SIGNATURE PAGE 8 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTY BANK

By:

Name: Ross Evans

Title: Vice President

[SIGNATURE PAGE 9 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK

By:

Name:

Title:

[SIGNATURE PAGE 10 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION

By:

Name: Michael Raarup

Title: Senior Vice President

[SIGNATURE PAGE 11 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

BNP PARIBAS

By:

Name: Monique Vialatou

Title: Managing Director

and

By:

Name: Michael Kowalczuk

Title: Vice-President

[SIGNATURE PAGE 12 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CALYON NEW YORK BRANCH

By:

Name: Robert Smith

Title: Managing Director

and

By:

Name: Brian Myers

Title: Managing Director

[SIGNATURE PAGE 13 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK

By:

Name: David J. Campbell

Title: Senior Vice President

[SIGNATURE PAGE 14 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

WASHINGTON MUTUAL BANK, FA

By:

Name:

Title:

[SIGNATURE PAGE 15 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

NATIONAL CITY BANK

By:

Name: Sean Apicella

Title: Assistant Vice President

[SIGNATURE PAGE 16 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC.

By:

Name: Mark Floyd

Title: Vice President

[SIGNATURE PAGE 17 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

SOVEREIGN BANK

By:

Name: T. Gregory Donohue

Title: Senior Vice President

[SIGNATURE PAGE 18 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

REGIONS BANK

By:

Name: Daniel E. McClurkin

Title: Assistant Vice President

[SIGNATURE PAGE 19 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A.

By:

Name:

Title:

[SIGNATURE PAGE 20 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:

Name: Mikhail Faybusovich

Title: Vice President

and

By:

Name: Laurence Lapeyre

Title: Associate

[SIGNATURE PAGE 21 OF 28 TO THE AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

UBS LOAN FINANCE LLC

By:

Name: Irja R. Otsa

Title: Associate Director

and

By:

Name: Richard L. Tavrow

Title: Director

[SIGNATURE PAGE 22 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION

By:

Name: Stephen B. Carlson

Title: Vice President

[SIGNATURE PAGE 23 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CITY NATIONAL BANK

By:

Name: Mary Bowman

Title: Senior Vice President

[SIGNATURE PAGE 24 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CALIFORNIA BANK & TRUST

By:

Name:

Title:

[SIGNATURE PAGE 25 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK

By:

Name: Helen L. Chase

Title: Vice President

[SIGNATURE PAGE 26 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

NATIXIS

By:

Name: Marie-Edith Dugeny

Title: Managing Director

and

By:

Name: Zineb Bouazzaoui

Title: Associate

[SIGNATURE PAGE 27 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

CAPITAL ONE, N.A.

By:

Name: Philip Davi

Title: Senior Vice President

[SIGNATURE PAGE 28 OF 28 TO AMENDMENT NO. 1
TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

ACCEPTED AND AGREED:

HOVNANIAN ENTERPRISES, INC.
as a Guarantor

By:

Name: Kevin C. Hake

Title: Senior Vice President and Treasurer

SCHEDULE 1.1(A)(1)

K. HOVNANIAN ENTERPRISES, INC.

PRICING GRID & FEES

(expressed in basis points)

Pricing Grid:

LIBOR Margin	Base Rate Margin	Index Rate Margin	Commitment Fee
450	275	462.5	55

SCHEDULE 1.1(B)

K. HOVNANIAN ENTERPRISES, INC.

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 — Addresses Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name (also Agent): PNC Bank, National Association	$19,600,000.00	6.533333333%
Address for Notices: Two Tower Center, 18th Floor E. Brunswick, NJ 08816 Attention: Douglas G. Paul Telephone: (732) 220-3566 Telecopy: (732) 220-3744
Address of Lending Office: PNC Firstside Center 500 First Avenue, 4th Floor Pittsburgh, PA 15219 Attention: Rini Davis Telephone: (412) 762-7638 Telecopy: (412) 762-8672

Lender Name: Bank of America, N.A. Address for Notices: 231 S. LaSalle Street Mail Code IL 1-231-10-35 Chicago, IL 60697 Attention: Stephen B. Carlson Telephone: (312) 828-6405 Telecopy: (312) 974-4970	$25,000,000.00	8.333333333%
Address of Lending Office: 901 Main Street 14th Floor Dallas, TX 75202 Attention: Eldred Sholars Telephone: (214) 209-3044 Telecopy: (214) 290-9429

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: Wachovia Bank, National Association Address for Notices: 401 S. Tryon St., NC1193 Charlotte, NC 28288 Attention: Scott Holtzapple Telephone: 704-383-0474 Telecopy: 704-383-7146	$25,000,000.00	8.333333333%
Address of Lending Office: 401 S. Tryon St., NC1193 Charlotte, NC 28288 Attention: Scott Holtzapple Telephone: 704-383-0474 Telecopy: 704-383-7146

Lender Name: JPMorgan Chase Bank, N.A. Address for Notices: 277 Park Avenue, Floor 3 New York, NY 10172 Attention: Kimberly Turner Telephone: (212) 622-8177 Telecopy: (646) 534-0574	$19,300,000.00	$6.433333333%

Address of Lending Office: 277 Park Avenue, Floor 3 New York, NY 10172 Attention: Donald Shokrian Telephone: (212) 622-2166 Telecopy: (646) 534-0574

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: The Royal Bank of Scotland plc Address for Notices: 101 Park Avenue New York, NY 10178 Attention: David Apps Telephone: (212) 401-3745 Telecopy: (212) 401-3456	$19,300,000.00	$6.433333333%
Address of Lending Office: 101 Park Avenue New York, NY 10178 Attention: Devia Anand Telephone: (212) 401-3552 Telecopy: (212) 401-3456

Lender Name: KeyBank National Association Address for Notices 1200 Abernathy Road, Suite 1550 Atlanta, GA 30328 Attention: Jeff V. Aycock Telephone: (770) 510-2105 Telecopy: (770) 510-2195	$14,600,000.00	4.866666667%

Address of Lending Office: KeyBank Real Estate Capital 1200 Abernathy Road, Suite 1550 Atlanta, GA 30328 Attention: Jacky Krieger Telephone: (770) 510-2109 Telecopy: (770) 510-2195

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: SunTrust Bank Address for Notices: 303 Peachtree Street, N.E. 9th Floor Atlanta, GA 30308 Attention: Lauren P. Carrigan Telephone: (404) 588-7082 Telecopy: (404) 724-3875	$14,600,000.00	4.866666667%

Address of Lending Office: America Center West 8330 Boone Blvd. 8th Floor Vienna VA 22182 Attn: Connie Dores Telephone: (703) 442-1546 Telecopy: (703) 442-1570

Lender Name: Guaranty Bank Address for Notices: 8333 Douglas Avenue Dallas, TX 75225 Attention: Dustin Ortmann Telephone: (214) 360-2672 Telecopy: (214) 360-4892	$11,400,000.00	3.800000000%

Address of Lending Office: 8333 Douglas Avenue Dallas, TX 75225 Attention: Juanita Vidal Telephone: (214) 360-1632 Telecopy: (214) 360-4852

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: U.S. Bank National Association Address for Notices: US Bancorp Commercial Real Estate 800 Nicollet Mall, 3rd Floor Minneapolis, MN 55402-7020 Attention: Leslie Lynch Telephone: (612) 303-3595 Telecopy: (612) 303-2270	$10,000,000.00	3.333333333%

Address of Lending Office: U.S. Bank National Association 800 Nicollet Mall Minneapolis, MN 55402 Attention: Michael Raarup Telephone: (612) 303-3586 Telecopy: (612) 303-2270

Lender Name: BNP PARIBAS Address for Notices: 787 Seventh Avenue New York, NY 10019 Attention: Duane Helkowski Telephone: (212) 841-2940 Telecopy: (212) 841-3830	$14,600,000.00	4.866666667%

Address of Lending Office: 787 Seventh Avenue New York, NY 10019 Attention: Wei Monaghan Telephone: (212) 841-2980 Telecopy: (212) 841-2745

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: CALYON New York Branch Address for Notices: 2200 Ross Avenue, Suite 4400 West Dallas, TX 75201 Attention: Robert Smith Telephone: (214) 220-2311 Telecopy: (214) 220-2323	$14,600,000.00	4.866666667%

Address of Lending Office: 2200 Ross Avenue, Suite 4400 West Dallas, TX 75201 Attention: Darren Abrams Telephone: (214) 220-2312 Telecopy: (214) 220-2323

Lender Name: Comerica Bank Address for Notices: 500 Woodward Avenue MC 3256 Detroit, MI 48226 Attention: Charles Weddell Telephone: (313) 222-3323 Telecopy: (313) 222-9295	$10,000,000.00	3.333333333%
Address of Lending Office: 500 Woodward Avenue MC 3256 Detroit, MI 48226 Attention: Keshia Boone Telephone: (313) 222-9284 Telecopy: (313) 222-3697

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: Washington Mutual Bank Address for Notices: 3929 W. John Carpenter Freeway Suite 100 Irving, TX 75063 Attention: Brad Johnson Telephone: (214) 492-4377 Telecopy: (972) 870-3603	$9,000,000.00	3.000000000%

Address of Lending Office: 620 W. Germantown Pike Suite 200 Plymouth Meeting, PA 19462 Attention: Chris Heckman Telephone: (610) 238-6940 Telecopy: (610) 828-9657

Lender Name: Citicorp North America, Inc. Address for Notices: 390 Greenwich Street New York, NY 10013 Attention: Jeanne M. Craig Telephone: (212) 723-9229 Telecopy: (212) 723-8547	$10,000,000.00	3.333333333%

Address of Lending Office: 390 Greenwich Street New York, NY 10013 Attention: Michelle J. Liu Telephone: (212) 723-4709 Telecopy: (646) 291-3705

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: National City Bank Address for Notices: One South Broad Street 14th Floor Philadelphia, PA 19107-3304 Attention: Brian Gallagher Telephone: (267) 256-4088 Telecopy: (267) 256-4001	$10,000,000.00	3.333333333%

Address of Lending Office: One South Broad Street,14th Floor Philadelphia, PA 19107-3304 Attention: William J Lloyd Telephone: (267) 256-4059 Telecopy: (267) 256-4001

Lender Name: Sovereign Bank Address for Notices: 75 State Street Mail Code MA1 SST 04-11 Boston, MA 02109 Attention: T. Gregory Donohue Telephone: (617) 757-5578 Telecopy: (617) 757-5653	$7,000,000.00	2.333333333%

Address of Lending Office: 75 State Street Mail Code MA1 SST 04-11 Boston, MA 02109 Attention: T. Gregory Donohue Telephone: (617) 757-5578 Telecopy: (617) 757-5653

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: Regions Bank, formerly AmSouth Bank Address for Notices: 1900 5th Avenue North Mail Code BAC 15 Birmingham, AL 35203 Attention: Ronny Hudspeth Telephone: (205) 307-4227 Telecopy: (205) 801-0138	$8,000,000.00	2.666666667%

Address of Lending Office: 1900 5th Avenue North Mail Code BAC 15 Birmingham, AL 35203 Attention: Daniel McClurkin Telephone: (205) 264-4109 Telecopy: (205) 801-0138

Lender Name: Union Bank of California, N.A. Address for Notices: 350 California Street, 7th Floor San Francisco, CA 94104 Attention: Gary Roberts Telephone: (415) 705-5035 Telecopy: (415) 433-7438	$6,000,000.00	2.000000000%

Address of Lending Office: 350 California Street, 7th Floor San Francisco, CA 94104 Attention: Gary Roberts Telephone: (415) 705-5035 Telecopy: (415) 433-7438

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: Credit Suisse, Cayman Islands Branch Address for Notices: Eleven Madison Avenue New York, NY 10010 Attention: William O’Daly Telephone: (212) 325-1986 Telecopy: (212) 743-2254	$10,000,000.00	3.333333333%

Address of Lending Office: One Madison Avenue New York, NY 10010 Attention: Ed Markowski Telephone: (212) 538-3380 Telecopy: (212) 325-9049

Lender Name: UBS Loan Finance LLC Address for Notices: UBS AG, Stamford Branch 677 Washington Blvd., 6-South Stamford, CT 06901 Attention: Wilfred Saint Telephone: (203) 719-4330 Telecopy: (203) 719-3888	$10,000,000.00	3.333333333%

Address of Lending Office: UBS AG, Stamford Branch 677 Washington Blvd., 6-South Stamford, CT 06901 Attention: Anthony Finocchi Telephone: (203) 719-3377 Telecopy: (203) 719-3888

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: LaSalle Bank National Association Address for Notices: 135 S. LaSalle Street Chicago, IL 60603 Attention: Liz Matias Telephone: (312) 992-1473 Telecopy: (312) 904-6392	$7,000,000.00	2.333333333%

Address of Lending Office: Bank of America, N.A. 231 S. LaSalle Street Chicago, Il 60604 Attention: Stephen Carlson Telephone: (312) 828-6405 Telecopy: (312) 974.4970

Lender Name: City National Bank Address for Notices: 2001 N. Main Street, Suite 200 Walnut Creek, CA 94596 Attention: Mary Bowman Telephone: (925) 274-2793 Telecopy: (925) 274-2758	$5,000,000.00	1.666666667%

Address of Lending Office: 2001 N. Main Street, Suite 200 Walnut Creek, CA 94596 Attention: Xavier Barrera Telephone: (925) 274-2783 Telecopy: (925) 274-2758

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: California Bank & Trust Address for Notices: 2929 N. Central Avenue Suite 1200 Phoenix, AZ 85012 Attention: Stephanie L. Lantz Telephone: (602) 241-2227 Telecopy: (602) 230-1345	$4,000,000.00	1.333333333%

Address of Lending Office: 2929 N. Central Avenue Suite 1200 Phoenix, AZ 85012 Attention: Stephanie L. Lanty Telephone: (602) 241-2227 Telecopy: (602) 230-1345

Lender Name: Compass Bank Address for Notices: 15 South 20th Street, 15th Floor Birmingham, AL 35233 Attention: Johanna Duke Paley Telephone: (205) 297-3851 Telecopy: (205) 297-7994	$4,000,000.00	1.333333333%

Address of Lending Office: 15 South 20th Street Birmingham, AL 35233 Attention: Jamie McClure Telephone: (205) 297-3297 Telecopy: (205) 297-3901

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Lender Name: NATIXIS, formerly known as Natexis Banques Populaires Address for Notices: 1251 Avenue of the Americas - 34th Floor New York, NY 10020 Attention: Marie-Edith Dugeny Telephone: (212) 872-5132 Telecopy: (212) 354-9095	$7,000,000.00	2.333333333%

Address of Lending Office: 1251 Avenue of the Americas - 34th Floor New York, NY 10020 Attention: Zineb Bouazzaoui Telephone: (212) 872-5081 Telecopy: (212) 354-9095

Lender Name: Capital One, N.A. Address for Notices: 275 Broadhollow Road Melville, NY 11747 Attention: Philip A. Davi Telephone: (631) 531-2388 Telecopy: (631) 531-2752	$5,000,000.00	1.666666667%

Address of Lending Office: 275 Broadhollow Road Melville, NY 11747 Attention: Enrico Panno Telephone: (631) 531-2395 Telecopy: (631) 531-2752

Total	$300,000,000.00	100.00%

AGENT:
Name:	Douglas G. Paul, Senior Vice President
Address:	PNC Bank, National Association
Two Tower Center, 18th Floor
East Brunswick, NJ 08816
Telephone:	(732) 220-3566
Telecopy:	(732) 220-3744

BORROWER:
Name:	K. HOVNANIAN ENTERPRISES, INC.
Address:	110 West Front Street
Red Bank, NJ 07701
Attention:	Kevin C. Hake
Telephone:	(732) 747-7800
Telecopy:	(732) 747-6835

GUARANTORS:
Name:	[name of Guarantor]
Address:	c/o K. Hovnanian Enterprises, Inc.
110 West Front Street
Red Bank, NJ 07701
Attention:	Kevin C. Hake
Telephone:	(732) 747-7800
Telecopy:	(732) 747-6835